Exhibit 32

CERTIFICATION REQUIRED BY SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q (“the Report”) for the purpose of complying with Rule 13a–14(b) or Rule 15d–14(b) of the Securities Exchange Act of 1934 (“the Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ray C. Dillon, the Chief Executive Officer, and Clefton D. Vaughan, the Chief Financial Officer, each certifies that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Deltic Timber Corporation.

/s/ Ray C. Dillon
Ray C. Dillon
Chief Executive Officer
October 27, 2004

/s/ Clefton D. Vaughan
Clefton D. Vaughan
Chief Financial Officer
October 27, 2004